UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

Allianz Funds

Allianz Global Investors Value Fund

1345 Avenue of the Americas

New York, NY 10105

Important Proxy News

PLEASE SUBMIT YOUR VOTING INSTRUCTIONS

TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special
Meeting of Shareholders scheduled for January 6, 2009 at
10:00 a.m. Eastern time at the offices of Allianz Global Investors
Distributors LLC, 1345 Avenue of the Americas, New York, NY
10105 (the “Meeting”). To date, our records indicate that we have not received your voting instructions.

After careful consideration, the Board of Trustees recommends that shareholders vote “FOR” the proposal. Your vote is important no matter how many shares you own. We urge you to act
promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you should have any questions regarding the proposal, or require duplicate proxy materials, please contact Computershare Fund
Services at 1-866-864-3926. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and
Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.

For your convenience, please utilize any of the following
methods to submit your voting instructions:

1. By Internet.

Follow the simple instructions on your voting instruction form.

2. By Touch-Tone Phone.

Dial the toll-free number found on your voting instruction
form and follow the simple instructions.

3. By Mail.

Simply execute and return the enclosed voting instruction form in the envelope provided. However, please try to utilize one of the two options above to register your voting instructions, so they may be received in time for the meeting.

If you have already submitted voting instructions by
utilizing one of these methods, then you do not need to take any action.

WE NEED YOUR HELP. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!